UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LUFKIN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

•

The below letter was sent to certain customers of Lufkin Industries, Inc. on April 24, 2013, which enclosed a letter from Dan Heintzelman, President and Chief Executive Officer of GE Oil & Gas, also provided below.

[Lufkin Logo]

John F. (Jay) Glick

President

Chief Executive Officer

April 24, 2013

Dear Valued Customer,

As you probably already know, General Electric Company (NYSE:GE) and Lufkin Industries Inc. (NASDAQ:LUFK) recently jointly announced that they had entered into an agreement whereby, subject to customary closing conditions, GE will acquire Lufkin. We greatly value our relationship with you and we wanted to inform you personally about this opportunity for Lufkin, GE and our customers.

The acquisition of Lufkin by GE would represent an exciting and transformational event that will enable our Oil Field and Power Transmission divisions to accelerate our customer-focused initiatives. We have been, and will continue to pursue, growing our presence in international markets, expanding our product portfolio to provide more comprehensive offerings, and developing new, value-enhancing technologies.

The scale and technological capabilities of GE complement our commitment to provide world-class products, services and technology to our customers. In furtherance of that commitment, I have enclosed a letter received from Dan Heintzelman, President and Chief Executive Officer of GE Oil & Gas. As you will read in the attached letter, GE, like Lufkin, respects the customer relationship and the security of customers’ confidential information, as well as providing high levels of service and support.

We value your continued business and the strong relationship between our companies. Lufkin will continue to provide industry-leading customer service and maintain our professional business ethics. We look forward to continuing to grow our relationship together in the future. In the meantime, it is business as usual. If you have any questions, feel free to contact us.

Sincerely,

/s/ John F. “Jay” Glick

John F. “Jay” Glick,

President and Chief Executive Officer

[GE Logo]	GE Oil & Gas Daniel C. Heintzelman President & CEO Via Felice Matteucci, 2 50127, Firenze ITALY T +39 055 423 8377 F +39 055 423 2936 dan.heintzelman@ge.com

Dear Lufkin customer,

As you probably already know, General Electric Company (NYSE:GE) and Lufkin Industries Inc. (NASDAQ:LUFK) recently jointly announced that they had entered into an agreement whereby, subject to customary closing conditions, GE will acquire Lufkin.

We want to assure you that we are committed to growing the relationship you have built with Lufkin. We intend to continue providing you with the products, services and support on which you have built your relationship with Lufkin. To this point, please be assured, and as required by our written integrity policy, The Spirit & The Letter, we will maintain appropriate separateness within our organization to prevent sharing of your confidential information. Further, existing non-disclosure agreements with Lufkin will remain in effect post-close.

We recognize that for some of you, established long-term supply agreements, service levels and responsiveness from Lufkin are important to your business models. As we stated above, we are committed to growing the relationships you have developed with Lufkin and intend to support how you work with Lufkin today.

We look forward to working with you once the acquisition is completed.

Sincerely,

/s/ Dan Heintzelman

Dan Heintzelman

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Lufkin Industries, Inc. plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about General Electric Company, Lufkin Industries, Inc., the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lufkin Industries, Inc. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Lufkin Industries, Inc. at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

Lufkin Industries, Inc. and its directors, executive officers and certain other members of management and employees of Lufkin Industries, Inc. may be deemed “participants” in the solicitation of proxies from shareholders of Lufkin Industries, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Lufkin Industries, Inc. in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Lufkin Industries, Inc.’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of Lufkin Industries, Inc.’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about Lufkin Industries, Inc.’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in Lufkin Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. Lufkin Industries, Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.